UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2019 (August 30, 2019)

MAM SOFTWARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Two Valley Square, Suite 220, 512 Township Line Road, Blue Bell, PA  19422

 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (610) 336-9045

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MAMS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On August 30, 2019, MAM Software Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kerridge Commercial Systems Group Limited, an English private limited company (“Parent”), and Chickadee Holdings Inc., a Delaware corporation and wholly-owned indirect subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”).

Pursuant to the Merger Agreement, upon the closing of the Merger (the “Closing”), each share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares of treasury stock owned by each of the Company, Parent or Merger Sub, shares owned by any other subsidiary of Parent or the Company or shares with respect to which appraisal rights have been properly exercised in accordance with the General Corporation Law of the State of Delaware) will be converted into the right to receive $12.12 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). Each Company option outstanding immediately prior to the effective time of the Merger, whether or not then vested or exercisable, will be cancelled and converted into the right to receive, for each share of Company common stock subject to such stock option, an amount in cash, without interest, equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option. Each share of Company restricted stock outstanding immediately prior to the effective time of the Merger will vest and be cancelled and converted into the right to receive an amount in cash, without interest, equal to the Merger Consideration. Additionally, the right of each participant of each of the Company’s employee stock purchase plans (each, a “Company ESPP”) to purchase shares of Common Stock under each such Company ESPP will terminate as of the date of the Merger Agreement and all amounts allocated to each such participant’s account under each such Company ESPP will be returned to each such participant.

The consummation of the Merger is subject to customary closing conditions, including, without limitation, (i) receiving the approval of holders of a majority of the voting power of the outstanding Common Stock, which approval was effected after execution of the Merger Agreement, by written consent of the Principal Stockholders (as defined below) (the “Written Consent”), (ii) the absence of legal restraints preventing the consummation of the Merger, (iii) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement), (iv) subject to certain qualifications, the accuracy of representations and warranties of the Company, Parent and Merger Sub, (v) the performance in all material respects of the obligations of the Company, and (iv) the passing of twenty (20) days from the date on which the Company mails to the Company’s stockholders the information statement (as described below) in definitive form..

The Merger Agreement contains certain customary covenants, including covenants providing (i) for each of the parties thereto to use their reasonable best efforts to cause the Merger and the other transactions contemplated by the Merger Agreement to be consummated and (ii) for the Company to carry on its business in the ordinary course in all material respects during the interim period between the execution of the Merger Agreement and the completion of the Merger.

The Merger Agreement contains customary termination rights for the parties thereto, including, among other things, the right to terminate in the event that the Merger has not been consummated on or before November 29, 2019. Additionally, depending upon specified circumstances set forth in the Merger Agreement, (i) the Company has agreed to pay to the Parent a termination fee equal to $3,100,000, including in connection with a termination of the Merger Agreement by the Company in order to enter into a Superior Proposal, and (ii) the Parent has agreed to pay to the Company a termination fee equal to $8,400,000.

The Merger Agreement has been filed as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of the parties contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Parent or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Upon consummation of the Merger, the Company’s executive officers will resign their positions with the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 30, 2019, following execution of the Merger Agreement, holders of an aggregate of 6,385,657 shares of Common Stock (collectively, the “Principal Stockholders”), which shares constitute approximately 50.58% of the voting power of the outstanding shares of the Common Stock, executed and delivered the Written Consent approving and adopting the Merger Agreement. No further approval of the Company’s stockholders is required to adopt the Merger Agreement. Following delivery of the written consent, pursuant to the terms of the Merger Agreement, the Company may not engage in any further discussions or solicitations regarding the potential acquisition of the Company by any third party, and the Company has no ability to terminate the Merger Agreement in order to enter into an alternative transaction. The foregoing description of the Written Consent does not purport to be a complete description and is qualified in its entirety by reference to the Written Consent, the form of which is attached to the Merger Agreement as Exhibit C thereto, and is incorporated herein by reference.

Item 8.01 Other Events.

On September 3, 2019, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Safe Harbor Statement under U.S. Private Securities Litigation Reform Act of 1995.

This Current Report on Form 8-K and Exhibit 99.1 hereto contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, the requirement to satisfy closing conditions to the Merger as set forth in the Merger Agreement; the ability to retain certain key employees of the Company; and the risks identified and discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 14, 2018 and the other documents that the Company files with the SEC from time to time. There will be events in the future, however, that the Company is not able to predict accurately or control. The Company’s actual results may differ materially from the expectations that the Company describes in its forward-looking statements. Factors or events that could cause the Company’s actual results to materially differ may emerge from time to time, and it is not possible for the Company to accurately predict all of them. Any forward-looking statement made by the Company in this Current Report on Form 8-K and Exhibit 99.1 hereto speaks only as of the date on which the Company makes such statement. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed Merger involving the Company and the Parent. The Company will prepare an information statement for its stockholders containing the information with respect to the Merger specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed Merger. When completed, a definitive information statement will be mailed to the Company’s stockholders. Investors are urged to carefully read the information statement regarding the proposed Merger and any other relevant documents in their entirety when they become available because they will contain important information about the proposed Merger. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from the Company by directing a request by mail or telephone to the Company at Two Valley Square, Suite 220, 512 Township Line Road, Blue Bell, PA 19422, telephone (610) 336-9045, Attention: Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated August 30, 2019, by and among MAM Software Group, Inc., Kerridge Commercial Systems Group Limited and Chickadee Holdings Inc. *

99.1	MAM Software Group, Inc. and Kerridge Commercial Systems Group Limited, September 3, 2019 Joint Press Release

* Schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 3, 2019	MAM SOFTWARE GROUP, INC.

	By:	/s/ Brian H. Callahan
Name: Brian H. Callahan Title: Chief Financial Officer